Registration No. 33-54653

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                     FORM S-8
                            REGISTRATION STATEMENT OF
                       CONNECTICUT NATURAL GAS CORPORATION
                                      Under
                            the Securities Act of 1933
                            -------------------------

                               CTG RESOURCES, INC.
              (Exact name of registrant as specified in its charter)

          Connecticut                                    06-1466463
       (State of Incorporation)         (I.R.S. Employer Identification Number)

                              100 Columbus Boulevard
                           Hartford, Connecticut 06103
                                  (860) 727-3000
   (Address, including zip code, and telephone number, including area code, of registrant's principal Executive Offices)

                       CONNECTICUT NATURAL GAS CORPORATION
                           UNION EMPLOYEE SAVINGS PLAN
                             (Full title of the plan)

                                 -----------------

                                 James P. Bolduc
    Executive Vice President - Financial Services and Chief Financial Officer
                              100 Columbus Boulevard
                           Hartford, Connecticut 06103
                                  (860) 727-3424
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                 ----------------

                                 With copies to:

                              Richard S. Smith, Jr.
                                Dwight A. Johnson
                       Murtha, Cullina, Richter and Pinney
                          CityPlace I, 185 Asylum Street
                         Hartford, Connecticut 06103-3469
                                  (860) 240-6053






       The previously announced exchange (the "Exchange") of all of the outstanding shares of Common Stock of the Connecticut Natural Gas Corporation ("CNG") for shares of Common Stock of CTG Resources, Inc. ("CTG" or the "Company") pursuant to the Agreement and Plan of Exchange, dated as of December 20, 1996, by and between the Company and CNG became effective as of the close of business on March 31, 1997. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of CNG (Registration No. 33-54653) is filed by CTG, as successor issuer to CNG, under Rule 414 promulgated under the Securities Act of 1933, as amended, for the purpose of continuing the offering covered by the Registration Statement. CTG hereby adopts such Registration Statement, as amended by this Post-Effective Amendment No. 1.

       A prospectus setting forth the information required by Part I of Form S-8 will be distributed to Plan participants as specified by Rule 428(b)(1)(i) under the Securities Act of 1933.


   Item 8.  EXHIBITS


   EXHIBIT NUMBER           DESCRIPTION                   STATUS
   --------------           ------------                  -------

        99.1                Exhibit Index                 Filed herewith

        24                  Power of Attorney             Filed herewith

                                   SIGNATURES

   The Registrant

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 1st day of April, 1997.

                                      CTG RESOURCES, INC.
                                              (Registrant)

                                      By: Victor H. Frauenhofer
                                          ------------------------------------
                                          Victor H. Frauenhofer
                                          Chairman and Chief
                                          Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of April, 1997.

   Signature                               Title

   /s/Victor H. Frauenhofer                Chairman, Chief Executive Officer
   ------------------------------------    (Principal Executive Officer)
   Victor H. Frauenhofer                   and Director

   /s/James P. Boldoc                      Executive Vice President and
   ------------------------------------    Chief Financial Officer
   James P. Bolduc                         (Principal Financial Officer)

   /s/Andrew H. Johnson                    Treasurer (Principal Accounting
   ------------------------------------    Officer)
   Andrew H. Johnson

   /s/Reginald L. Babcock                  Vice President, General Counsel
   ------------------------------------    and Corporate Secretary
   Reginald L. Babcock*

   *Attorney-in-Fact for:

            Name                           Title
            ----                           -----

   Bessye W. Bennett                       Director)
   James F. English, Jr.                   Director)
   Herman J. Fonteyne                      Director)
   Beverly L. Hamilton                     Director)   Constituting, together
   Harvey S. Levenson                      Director)   with Mr. Frauenhofer,
   Arthur C. Marquardt                     Director)   the entire Board of
   Denis F. Mullane                        Director)   Directors of the
   Richard J. Shima                        Director)   Registrant.
   Laurence A. Tanner                      Director)
   Michael W. Tomasso                      Director)

   The Plan

       Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 1st day of April, 1997.

                                 CONNECTICUT NATURAL GAS CORPORATION
                                      EMPLOYEE SAVINGS PLAN:



                                 CONNECTICUT NATURAL GAS CORPORATION
                                      PLAN ADMINISTRATOR



                                 By:/s/ James P. Bolduc
                                    ---------------------------------
                                    James P. Bolduc
                                    Executive Vice President and
                                    Chief Financial Officer
















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